Registration No. 333-171730

Registration No. 333-171731

Registration No. 333-181797

Registration No. 333-209040

Registration No. 333-251604

Filed June 28, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Home Federal Bancorp, Inc. of Louisiana
(Exact Name of Registrant as Specified in its Charter)

Louisiana	02-0815311
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

624 Market Street, Shreveport, Louisiana	71101
(Address of Principal Executive Offices)	(Zip Code)

Home Federal Bancorp, Inc. of Louisiana

2019 Stock Incentive Plan, 2014 Stock Incentive Plan, 2011 Stock Option Plan, 2005 Stock Option

Plan and Home Federal Bank Employees’ Savings & Profit Sharing Plan

(Full Title of the Plan)

James R. Barlow Chairman of the Board, President and Chief Executive Officer Home Federal Bancorp, Inc. of Louisiana 624 Market Street Shreveport, Louisiana 71101 (318) 222-1145	Copies to: Eric M. Marion, Esq. Silver, Freedman, Taff & Tiernan LLP 3299 K Street, N. W., Suite 100 Washington, D.C. 20007 (202) 295-4500
(Name, Address and Telephone Number, including area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company Emerging growth company	☒ ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Amendment”) relates to the following Registration Statements on Form S-8 of Home Federal Bancorp, Inc. of Louisiana (the “Company”) (collectively, the “Registration Statements”):

Registration Statement No. 333-171730 registering 317,736 shares(1) of common stock, par value $.01 per share, of the Company under the Company’s 2005 Stock Option Plan;

Registration Statement No. 333-171731 registering 355,290 shares(1) of common stock of the Company under the Home Federal Bank Employees’ Savings & Profit Sharing Plan;

Registration Statement No. 333-181797 registering 389,044 shares(1) of common stock of the Company under the Company’s 2011 Stock Option Plan;

Registration Statement No. 333-209040 registering 300,000 shares(1) of common stock of the Company under the Company’s 2014 Stock Incentive Plan; and

Registration Statement No. 333-251604 registering 250,000 shares of common stock of the Company under the Company’s 2019 Stock Incentive Plan.

The Company has terminated all offerings of common stock of the Company pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remained unsold at the termination of the offerings, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statements, if any.

______________________

(1)  On March 31, 2021, the Registrant effected a 2-for-1 stock split. The number of shares reported throughout this Form S-8 have been adjusted to reflect the stock split.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shreveport, State of Louisiana, on this 20th day of June 2024.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

By:	/s/ James R. Barlow
James R. Barlow
Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ James R. Barlow	Chairman of the Board, President and
James R. Barlow	Chief Executive Officer (Principal Executive Officer)	June 20, 2024

/s/ Glen W. Brown	Senior Vice President and Chief Financial
Glen W. Brown	Officer (Principal Financial and Accounting Officer)	June 20, 2024

/s/ Scott D. Lawrence
Scott D. Lawrence	Director	June 20, 2024

/s/ Mark M. Harrison
Mark M. Harrison	Director	June 20, 2024

/s/ Thomas Steen Trawick, Jr.
Thomas Steen Trawick, Jr.	Director	June 20, 2024

/s/ Timothy W. Wilhite, Esq.
Timothy W. Wilhite, Esq.	Director	June 20, 2024

/s/ Walter T. Colquitt III
Walter T. Colquitt III	Director	June 20, 2024

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